FRIEDMAN LLP®
ACCOUNTANTS AND ADVISORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 Registration Statement on Form S-3 of our report dated March 30, 2022, relating to the consolidated financial statements of BioRestorative Therapies, Inc. (the "Company"), appearing in the Annual Report on Form 10-K of the Company for the years ended December 31, 2021 and 2020.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Friedman LLP

Marlton, New Jersey
August 16, 2022